Exhibit 99.1

Net Sales
	Commercial and Industrial Systems	Climate Solutions	Power Transmission Solutions	Total
	(Dollars in Millions)
Year Ended December 28, 2013	$1,746.5	$1,098.6	$250.5	$3,095.7
Year Ended December 29, 2012	1,793.2	1,102.7	271.0	3,166.9

2014 Quarter
1st	$453.5	$285.1	$62.6	$801.2
2nd	479.0	303.5	67.9	850.4
3rd	472.3	290.0	67.5	829.8

2013 Quarter
1st	$430.1	$283.1	$65.0	$778.2
2nd	447.9	307.3	66.8	822.0
3rd	437.4	272.3	58.5	768.2
4th	431.1	235.9	60.2	727.2

2012 Quarter
1st	$463.1	$275.4	$69.4	$807.9
2nd	469.7	320.8	73.4	863.9
3rd	442.1	272.8	64.6	779.5
4th	418.3	233.7	63.6	715.6

Income (Loss) from Operations
	Commercial and Industrial Systems (1)	Climate Solutions	Power Transmission Solutions (1)	Total
	(Dollars in Millions)
Year Ended December 28, 2013	$81.8	$109.3	$16.9	$208.0
Year Ended December 29, 2012	169.3	103.6	39.9	312.8

2014 Quarter
1st	$37.2	$26.3	$6.2	$69.7
2nd	47.0	33.1	7.6	87.7
3rd	33.6	33.1	8.0	74.7

2013 Quarter
1st	$42.6	$25.4	$7.9	$75.9
2nd	34.1	39.4	7.6	81.1
3rd	41.8	30.1	6.9	78.8
4th (1)	(36.7)	14.4	(5.5)	(27.8)

2012 Quarter
1st	$47.9	$21.4	$9.8	$79.1
2nd	51.8	40.0	11.5	103.3
3rd	41.9	31.6	9.8	83.3
4th	27.7	10.6	8.8	47.1

(1) Included in fourth quarter and full year 2013 results were goodwill impairments in the Commercial and Industrial Systems and Power Transmission Solutions segments of $64.2 million and $12.1 million, respectively and $4.7 million of asset impairments and other, net in the Commercial and Industrial Systems segment.